Grace News #3083
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Mark Sutherland T +1 410.531.4590 mark.sutherland@grace.com

Grace Announces Adjustment to Asbestos-Related Liability

•	$365 million non-cash, pre-tax charge to be reported in fourth quarter

•	No impact to Adjusted EBIT or Adjusted EPS for the quarter or year
Columbia, MD – January 24, 2013 – W. R. Grace & Co. (NYSE: GRA) announced today that it will adjust its recorded asbestos-related liability to $2,065 million from the previous amount of $1,700 million. Grace will report a $365 million non-cash, pre-tax charge in its fourth quarter 2012 earnings. This non-cash charge will have no impact on Adjusted EBIT or Adjusted EPS.
As discussed in the company’s November 9, 2012 teleconference with analysts, an adjustment to the recorded amount is now necessary to reflect the increased estimates of the settlement values of the warrant and deferred payment obligation payable to the asbestos personal injury trust under Grace’s plan of reorganization.
The company currently estimates the warrant’s value to be $490 million, the maximum value under the company’s cash settlement agreement with the asbestos trust. The cash settlement agreement was approved by the bankruptcy court on December 17, 2012.
The company currently estimates the deferred payment obligation’s value to be $547 million. The increase in the estimated value of the deferred payment obligation reflects the company’s improved borrowing costs and the expected timing of its bankruptcy emergence.
The non-cash charge of $365 million is lower than the range of $375 million to $475 million that the company had estimated in its November 9 teleconference.
The ultimate cost of settling the asbestos-related liability will be based on the value of the consideration transferred to the asbestos trusts at emergence and may vary from the current estimate.
The company will release fourth quarter 2012 earnings before market open on February 6 and will conduct a conference call with analysts and investors at 11:00 a.m. EST the same day. Conference call dial-in instructions can be found at the Investor Information page on the company’s web site at www.grace.com.

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About Grace
Grace is a leading global supplier of catalysts; engineered and packaging materials; and, specialty construction chemicals and building materials. The company’s three industry-leading business segments—Grace Catalysts Technologies, Grace Materials Technologies and Grace Construction Products—provide innovative products, technologies and services that enhance the quality of life. Grace employs approximately 6,000 people in over 40 countries and had 2011 net sales of $3.2 billion. More information about Grace is available at www.grace.com.

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. Forward-looking statements include, without limitation, all statements regarding Grace’s Chapter 11 case; expected financial positions; results of operations; cash flows; financing plans; business strategy; budgets; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: developments affecting Grace’s bankruptcy, proposed plan of reorganization and settlements with certain creditors, the cost and availability of raw materials (including rare earth) and energy, developments affecting Grace’s underfunded and unfunded pension obligations, risks related to foreign operations, especially in emerging regions, acquisitions and divestitures of assets and gains and losses from dispositions or impairments, the effectiveness of its research and development and growth investments, its legal and environmental proceedings, costs of compliance with environmental regulation and those factors set forth in Grace’s most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace’s projections and forward-looking statements, which speak only as of the date thereof. Grace undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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